Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Amendment No. 1 to the Annual Report of Day One Biopharmaceuticals, Inc. (the "Company") on Form 10-K/A for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officers of Day One Biopharmaceuticals, Inc., a Delaware corporation, do hereby certify that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge:

1.
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 6, 2025	/s/ Jeremy Bender, Ph.D., M.B.A.
Date	Jeremy Bender, Ph.D., M.B.A. Chief Executive Officer (Principal Executive Officer)

March 6, 2025	/s/ Charles York II, M.B.A.
Date	Charles York II, M.B.A. Chief Financial Officer (Principal Financial and Accounting Officer)